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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                State of Other Jurisdiction
Name                                            of incorporation or Organization
----                                            --------------------------------
Syntel (Australia) Pty Limited                            Australia

Syntel Canada, Inc.                                       Canada

Syntel Deutschland GmbH                                   Germany

Syntel Europe Limited                                     England

Syntel Hong Kong Ltd.                                     Hong Kong

Syntel (India) Limited                                    India

Syntel Mauritius Ltd.                                     Mauritius

Syntel (Singapore) PTE. LTD.                              Singapore

Syntel Delaware LLC                                       United States

Skillbay.com                                              United States
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